DEAN HELLER	Entity #
Secretary of State	E0084762005-9
204 North Carson Street, Suite 1	Document Number:
Carson City, Nevada 89701-4299	20050269261-53
(775) 684 5708
Website: secretaryofstate.biz	Date Filed:
7/11/2005 10:52:07 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Articles of Merger (PURSUANT TO NRS 92A.200 Page 1

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92a.200 (4b))
SUBMIT IN DUPLICATE

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more thatn four merging entities check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

GREEN MOUNTAIN CAPITAL, INC.
Name of merging entity

New Hampshire	Corporation
Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

and,

GREEN MOUNTAIN CAPITAL, INC.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity Type *

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200 Page 2

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200 Page 3

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

GREEN MOUNTAIN CAPITAL, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

GREEN MOUNTAIN CAPITAL, INC.
Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200 Page 4

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of merging entity, if applicable

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200 Page 5

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;
or,
☒
(b) the entire plan of merger is on files at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)":

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent document of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more then 90 day after the articles are filed (NRS 92A.240).

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200 Page 6

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8%" x 11" blank sheet containing the required information for each additional entity.):

GREEN MOUNTAIN CAPITAL, INC.
Name of merging entity
/s/ Sydney A. Harland	President & CEO	July 11, 2005
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

GREEN MOUNTAIN CAPITAL, INC.
Name of surviving entity
/s/ Sydney A. Harland	President & CEO	July 11, 2005
Signature	Title	Date

* The articles of rnerger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This for must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised of 10/24/03